LEASE MODIFICATION

WHEREAS by a Lease Agreement dated July 23, 2009 and Lease Modification dated June 7, 2012, January 17 2014, January 21, 2016, and April 4, 2016 (hereinafter referred to as “the Lease”:), between DSG TAG SYSTEMS INC. as Tenant and BENCHMARK ESTATE (2009), as Landlord, the Tenant did lease the following Premises for a three (3) year term:

5455 - 152nd Street, Unit 214

Surrey, British Columbia

Parcel Identifier: 027-5 65 -726

Lot A, Section 3, Township 2 and of District Lot 167 Group 2 Plan BCP37163

New Westminster District

(Hereinafter called the “Premises”)

All of which is described in the Lease;

AND WHEREAS it has been agreed between the parties that the Lease be amended as hereinafter provided.

AND WHEREAS it has been agreed between the parties that the Lease is extended by an additional three (3) months at Minimum Rent rates as outlined as hereinafter provided.

NOW THEREFORE THIS INDENTURE WITNESSETH that in consideration of the premises and of the sum of ONE ($1.00) Dollar now paid by the Tenant to the Landlord (the receipt whereof is hereby acknowledged), the parties agreed to modify the Lease as follows:

Add to Clause 1.1(f) of the Le3ase Agreement dated July 23, 2009 and Lease Modification dated June 7, 2012, January 17, 2014, January 21, 2016, April 4, 2016, the enclosed Clause 1.1(1) dated July 26, 2016.

Add to Clause 1.1(g) of the Lease Agreement dated July 23, 2009 and Lease Modification dated June 7, 2012, January 17, 2014, January 21, 2016, April 4, 2016, the enclosed Clause 1.1(g) dated July 26, 2016.

Add to Clause 1.1(h) of the Lease Agreement dated July 23, 2009 and Lease Modification dated June 7, 2012, January 17, 2014, January 21, 2016, April 4, 2016, the enclosed Clause 1.1(h) dated July 26, 2016.

IT IS FURTHER AGREED between the parties that this Lease Amendment Agreement shall be effective as of the date of execution of this agreement by both parties.

IT IS FURTHER AGREED between the parties hereto that this Agreement shall from the date hereof, be read and construed along with the said Lease and any other Lease Amendment Agreement(s) prior to the date hereof and treated as a part thereof for such purposes and so far as may be necessary to effectuate these presents and the said Lease is so amended together with all covenants, agreements and provisions therein contained and shall remain in full force and effect. In as far as this Lease Amendment Agreement is in conflict with any prior Lease Amendment Agreement, this agreement shall supercede the same.

THIS INDENTURE shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

WHENEVER the singular or masculine is used throughout this Indenture, the same shall be construed as meaning the plural or the feminine or body corporate or politic, as the context or parties so requires.

IN WITNESS WHEREOF the parties hereto have hereunto set their respective hands this 26 day of July, 2016.

BY THE LANDLORD:
BENCHMARK ESTATE (2009)

/s/ Director of Operations
Benchmark Estate

BY THE TENANT:
DSG TAG SYSTEMS INC.

/s/ Robert Silzer
Robert Silzer

Attached: amended clauses of Lease Agreement

DSG Tag Systems Inc.

5455 - 152nd Street, Unit 214, Surrey, BC

1.1(f)	Extended Term:	Six (6) months, plus the balance of the calendar month if the Commencement Date occurs on a day other than the first day of the month.

1.1(g)	Commencement Date
	of Extended Term:	The Term will commence on August 1, 2016 and end on January 31, 2017.

1.1(h)	Minimum Rent
for Extended Term:

Year of the Term	Per Sq. Ft.	Per Annum	Per Month

2nd Floor Office - 2597 sq. ft. From August 1, 2016 to andincluding January 31, 2017	$25.50	$66,223.56	$5,518.63